                        AMENDMENT TO SERVICES AGREEMENT

         Effective March 1, 1999, Schedule 6.1, of the Services Agreement made August 15, 1996 by and among Delaware Management Holdings, Inc., Delaware Service Company, Inc., Lincoln National Life Insurance Company, and each of the investment companies listed on Exhibit A, is hereby amended in its entirety by substituting the attached fee schedule for the one in the original agreement.

         All other terms and conditions of the Services Agreement remain in full force and effect.

         In witness whereof, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

Date:    4/6/99                  Lincoln National Life Insurance Company
     --------------------

                                 By:      /s/ Keith J. Ryan
                                    -----------------------------------------
                                          Keith J. Ryan, Senior Vice President,
                                          Chief Financial Officer and Assistant
                                          Treasurer


Date:    5/5/99                  Delaware Management Holdings, Inc.
     --------------------

                                 By:      /s/ David K. Downes
                                    ------------------------------------------

                                 Title:   EXECUTIVE VICE PRESIDENT/CHIEF
                                          OPERATING OFFICER

Date:    5/3/99                  Delaware Service Company, Inc.
     --------------------

                                 By:      /s/ Michael P. Bishof
                                    ------------------------------------------

                                 Title:   SENIOR VICE PRESIDENT & TREASURER

Date:    3/31/99            Lincoln National Aggressive Growth Fund, Inc.
     --------------------   Lincoln National Bond Fund, Inc.
                            Lincoln National Capital Appreciation Fund, Inc.
                            Lincoln National Equity-Income Fund, Inc.
                            Lincoln National Global Asset Allocation Fund, Inc.
                            Lincoln National Growth and Income Fund, Inc.
                            Lincoln National International Fund, Inc.
                            Lincoln National Managed Fund, Inc.
                            Lincoln National Money Market Fund, Inc.
                            Lincoln National Social Awareness Fund, Inc.
                            Lincoln National Special Opportunities Fund, Inc.



                            By:      /s/ Kelly D. Clevenger
                               -----------------------------------------------
                                     Kelly D. Clevenger

                            In his capacity as President of each
                            of the above named Funds.

Separate Accounts Schedule
September 30, 1998

                           FIRST CLASS OF  EACH ADD      100MM TO     GREATER THAN 500 MM &    GREATER THAN 750 MM &    GREATER THAN
                           SHARE MINIMUM   SH CLASS      500 MM       LESS THAN 750 MM         LESS THAN 1 BILLION      1 BILLION
                           -------------   --------      ------       ----------------         ---------------------    ------------
EF   EQUITY FUND              33,000.00    2,200.00      0.0175%            0.0150%                 0.0125%              0.0100%
FX   FIXED INCOME FUND        33,000.00    2,200.00      0.0175%            0.0150%                 0.0125%              0.0100%
IF   INTERNATIONAL FUND       33,000.00    2,200.00      0.0475%            0.0450%                 0.0400%              0.0350%
MM   MONEY MARKET FUND        33,000.00    2,200.00      0.0125%            0.0125%                 0.0125%              0.0100%

                                  MONTHLY
                                  AVERAGE                                                  NUMBER OF
         ACCOUNT NAME             ASSETS          ANNUAL FEES   CLASS FEES   TOTAL FEES      CLASSES
         ------------             ------          -----------   ----------   ----------      -------
EF       S/A 3                      $427,913.52    $33,000.00        $0.00    $2,750.00            1
EF       S/A 11                 $666,007,412.16   $130,000.93   $11,000.00   $11,750.08            6
FX       S/A 12                 $471,075,637.38    $97,938.24   $11,000.00    $9,078.19            6
MM       S/A 14                 $198,693,487.35    $45,336.69   $11,000.00    $4,694.72            6
EQ       S/A 17                 $324,830,744.73    $72,345.38   $11,000.00    $6,945.45            6
FX       S/A 20                  $96,864,260.44    $33,000.00   $11,000.00    $3,666.67            6
IF       S/A 22                 $153,025,814.48    $58,187.26   $11,000.00    $5,765.61            6
EF       S/A 23                 $505,937,563.25   $103,890.63   $11,000.00    $9,574.22            6
EF       S/A 24                 $136,898,762.14    $39,457.28   $11,000.00    $4,204.77            6
FX       S/A 25                  $22,839,223.65    $33,000.00        $0.00    $2,750.00            1
FX       S/A 26                  $45,198,946.29    $33,000.00    $8,800.00    $3,483.33            5
FX       S/A 27                  $11,881,990.38    $33,000.00        $0.00    $2,750.00            5
EF       S/A 28                 $182,021,414.45    $47,353.75   $11,000.00    $4,862.81            6
FX       S/A 47                 $101,970,390.58    $33,344.82        $0.00    $2,778.73            1
EF       VA Fund A              $122,835,709.15    $36,996.25    $2,200.00    $3,266.35            2
                                ---------------    ----------    ---------    ---------            -

         Total Separate
         Account Fees         $3,040,509,269.95                              $78,320.94           69


PROPOSED FEE SCHEDULE FOR LINCOLN LIFE FOR 1999

Flat Fee for up to 15 Non Fund of Fund Accounts                        $800,000

Flat Fee for up to 1,200 Fund of Fund Accounts                       $2,000,000
                                                                     ----------

Total Annual Fees                                                    $2,800,000
                                                                     ==========


Annualized Savings to Lincoln Life with Projected Growth             $1,103,200
                                                                     ==========

PROPOSED FEE SCHEDULE

                                                               $500
                                                            MILLION
                                 FIRST $100         $100         TO                     $5 BILLION
                                    MILLION   MILLION TO         $1   $1 BILLION TO             TO   $8 BILLION TO          OVER
                                 OR MINIMUM  $500 MILION    BILLION      $5 BILLION     $8 BILLION     $10 BILLION   $10 BILLION
                                 ----------  -----------    -------      ----------     ----------     -----------   -----------
(EF)   EQUITY FUND                  $65,000      0.0375%    0.0350%         0.0300%        0.0250%        0.0200%      0.0100%
(FX)   FIXED INCOME FUND            $65,000      0.0375%    0.0350%         0.0300%        0.0250%        0.0200%      0.0100%
(IF)   INTERNATIONAL FUND           $87,000      0.0600%    0.0600%         0.0600%        0.0550%        0.0400%      0.0300%
(MM)   MONEY MARKET FUND            $65,000      0.0375%    0.0350%         0.0300%        0.0250%        0.0200%      0.0100%
(MS)   MULTIPLE SLEEVE FUND        $100,000      0.0700%    0.0650%         0.0600%        0.0550%        0.0400%      0.0300%

                                                               FEE AS A
FUND                         MONTHLY AVERAGE    ANNUALIZED    PERCENTAGE
TYPE       FUND                  ASSETS            FEE         OF ASSETS
----       ----                  ------            ---         ---------
(EQ)       Aggressive           $308,367,238     $143,137.71      0.0464%
           Growth
(FX)       Bond Fund            $362,200,636     $163,325.24      0.0451%
(EQ)       Capital              $702,648,534     $285,926.99      0.0407%
           Appreciation
(EQ)       Equity Income        $959,666,008     $375,883.10      0.0392%
(EQ)       Growth and         $4,099,178,594   $1,319,753.58      0.0322%
           Income Fund
(IF)       International        $490,692,137     $321,415.28      0.0655%
           Fund
(EQ)       Managed Fund         $944,463,345     $370,562.17      0.0392%
(MM)       Money Market         $131,586,637      $76,844.99      0.0584%
(MS)       Global Asset         $477,231,874     $364,062.31      0.0763%
           Allocation
(EQ)       Social             $1,769,015,108     $620,704.53      0.0351%
           Awareness Fund
(EQ)       Special              $878,849,370     $347,597.28      0.0396%
           Opportunities        ------------     -----------      -------

           Total Funds       $11,123,899.481   $4,389,213.18      0.0395%
                             ---------------   -------------      -------

                                                                 PROPOSED
                                                                   FEE IN
              COMPARISON OF      CURRENT FEE                        BASIS     CHANGE
              FEE SCHEDULES  IN BASIS POINTS                       POINTS     IN FEE
              -------------  ---------------                       ------     ------
           Aggressive                0.0464%                      0.0464%    0.0000%
           Growth
           Bond Fund                 0.0451%                      0.0451%    0.0000%
           Capital                   0.0407%                      0.0407%    0.0000%
           Appreciation
           Equity Income             0.0381%                      0.0392%    0.0011%
           Growth and                0.0243%                      0.0322%    0.0079%
           Income Fund
           International             0.0655%                      0.0655%    0.0000%
           Fund
           Managed Fund              0.0382%                      0.0392%    0.0010%
           Money Market              0.0584%                      0.0584%    0.0000%
           Global Asset              0.0657%                      0.0763%    0.0106%
           Allocation
           Social                    0.0300%                      0.0351%    0.0051%
           Awareness Fund
           Special                   0.0388%                      0.0396%    0.0007%
           Opportunities

           Total Funds               0.0351%                      0.0395%    0.0044%